Exhibit 99.1
Ad.Venture Partners, Inc.
(a development stage company)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Board of Directors and Stockholders
Ad.Venture Partners, Inc.
We have audited the accompanying balance sheet of Ad.Venture Partners, Inc. (a development stage company) as of August 31, 2005 and the related statements of operations, stockholders’ equity and cash flows for the period from April 7, 2005 (date of inception) through August 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with the standards of the Public Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ad.Venture Partners, Inc. as of August 31, 2005 and the results of its operations and its cash flows for the period from April 7, 2005 (date of inception) through August 31, 2005 in conformity with U.S. generally accepted accounting principles.
Eisner LLP
New York, New York
September 2, 2005

Ad.Venture Partners, Inc.
(a development stage company)
Balance Sheet

August 31,
2005
ASSETS
Current assets:
Cash and cash equivalents	$1,118,067
Cash held in Trust Account	50,380,000
Prepaid expenses	10,200

Total assets	$51,508,267

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued expenses	$1,000
Accrued interest payable	2,301
Accrued offering costs	145,000
Notes payable to stockholders	150,000

Total current liabilities	298,301

Common stock, subject to possible redemption, 1,799,100 shares at $5.60 per share	10,074,960

STOCKHOLDERS’ EQUITY
Common stock — $.0001 par value; 50,000,000 shares authorized; 11,249,997 issued and outstanding (which includes 1,799,100 shares subject to possible redemption)	1,125
Preferred stock — $.0001 par value; 1,000,000 shares authorized; 0 issued and outstanding	0
Additional paid-in capital	41,139,492
Deficit accumulated during the development stage	(5,611)

Total stockholders’ equity	41,135,006

Total liabilities and stockholders’ equity	$51,508,267

See notes to financial statements

Ad.Venture Partners, Inc.
(a development stage company)
Statement of Operations

April 7, 2005
(Date of Inception)
Through
August 31, 2005
Organization costs and operating expenses	$(4,069)

Loss from operations	(4,069)

Interest (expense), net of interest income of $759	(1,542)

Net loss for the period	$(5,611)

Net loss per share	$0.00

Weighted average number of shares outstanding — basic and diluted	2,313,285

See notes to financial statements

Ad.Venture Partners, Inc.
(a development stage company)
Statement of Stockholders’ Equity

				Deficit
				Accumulated
			Additional	During the
	Common Stock		Paid-In	Development
	Shares	Amount	Capital	Stage	Total
Balance — April 7, 2005 (date of inception)	—	$—	$—	$—	$—
Contributions from stockholders	2,249,997	225	775	—	1,000
Sale of 9,000,000 units and representative’s option, net of underwriters’ discount and offering expenses	9,000,000	900	51,213,677	—	51,214,577
Net proceeds subject to possible redemption of 1,799,100 shares			(10,074,960)		(10,074,960)
Net loss	—	—	—	(5,611)	(5,611)

Balance — August 31, 2005	11,249,997	$1,125	$41,139,492	$(5,611)	$41,135,006

See notes to financial statements

Ad.Venture Partners, Inc.
(a development stage company)
Statement of Cash Flows

April 7, 2005
(Date of Inception)
through
August 31, 2005
Cash flows from operating activities:
Net loss	$(5,611)
Adjustments to reconcile net loss to net cash provided by operating activities:
Changes in:
Prepaid expenses	(10,200)
Accrued expenses	1,000
Accrued interest payable	2,301

Net cash used in operating activities	(12,510)

Cash flows from investing activities:
Cash held in Trust Account	(50,380,000)

Net cash used in investing activities	(50,380,000)

Cash flows from financing activities:
Proceeds from Offering, net	51,359,477
Proceeds from notes payable to stockholders	150,000
Proceeds from sale of common stock to founders	1,000
Proceeds from issuance of representative’s option	100

Net cash provided by financing activities	51,510,577

Net increase in cash	1,118,067
Cash and cash equivalents — beginning of period	—

Cash and cash equivalents — end of period	$1,118,067

Supplemental disclosures of non cash transactions:

Accrued offering costs	$145,000
See notes to financial statements

Note A — Organization and business operations
Ad.Venture Partners, Inc. (the “Company”) was incorporated in Delaware on April 7, 2005. The Company was formed to serve as a vehicle for the acquisition of an operating business in the technology, media or telecommunications industries through a merger, capital stock exchange, asset acquisition or other similar business combination. The Company has neither engaged in any operations nor generated revenue to date. The Company is considered to be in the development stage and is subject to the risks associated with activities of development stage companies. The Company has selected March 31 as their year-end.
The registration statement for the Company’s initial public offering (the “Offering”) was declared effective on August 25, 2005. The Company consummated the Offering on August 31, 2005 and received net proceeds of approximately $51,359,000. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Offering (as described in Note C), although substantially all of the net proceeds of the Offering are intended to be generally applied toward acquiring one or more operating businesses in the technology, media or telecommunications industries (a “Business Combination”), which may not constitute a business combination for accounting purposes. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Of the net proceeds, $50,380,000 is being held in a trust account (“Trust Fund”) (see Note C) and invested in government securities until the earlier of (i) the consummation of the first Business Combination or (ii) the distribution of the Trust Fund as described below. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that holders of 20% or more of the shares issued in the Offering vote against the Business Combination, the Business Combination will not be consummated. However, the persons who were stockholders prior to the Offering (the “Founding Stockholders”) will participate in any liquidation distribution only with respect to any shares of the common stock acquired in connection with or following the Offering.
In the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Offering, or 24 months from the consummation of the Offering if certain extension criteria have been satisfied (the “Acquisition Period”), the proceeds held in the Trust Fund will be distributed to the Company’s public stockholders, excluding the Founding Stockholders to the extent of their initial stock holdings. In the event of such distribution, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note C).
On August 5, 2005, the Company effected a five-for-six reverse split of its shares of common stock and on August 24, 2005, the Company effected an 18-for-25 reverse split of its shares of common stock. Additionally, on August 5, 2005, the Company reduced the number of authorized shares of common stock from 400,000,000 to 50,000,000. All references in the accompanying financial statements to the number of shares of common stock and loss per share have been retroactively restated to reflect these transactions.
Note B — Summary of Significant Accounting Policies
[1]	Cash and cash equivalents:

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

[2]	Loss per common share:

Loss per share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period after giving effect to the reverse stock splits.

[3]	Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

[4]	Income taxes:

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company recorded a deferred income tax asset for the tax effect of deferred start-up costs and temporary differences, aggregating approximately $1,900. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at August 31, 2005.

The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.
Note C — Public Offering
On August 31, 2005, the Company sold 9,000,000 units (“Units”). Each Unit consists of one share of the Company’s common stock, $.0001 par value, and two warrants (“Warrants”). Each Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $5.00. Each warrant is exercisable on the later of (a) the completion of a Business Combination or (b) August 25, 2006 and expires on August 25, 2010. The Warrants are redeemable at a price of $.01 per Warrant upon 30 days notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given.
In connection with the Offering, the Company paid the underwriters an underwriting discount of 4% of the gross proceeds of the Offering. The Company has agreed to pay the underwriters an additional underwriting discount of 3%, or $1,620,000, upon the consummation of the initial business combination. The Company will pay such fees and expenses out of the proceeds of this offering held in trust , as follows: (i) deferred underwriting fees equal to 2% of the gross proceeds of this offering (excluding the proceeds from any exercise of the over-allotment option), or approximately $1,080,000 ($.12 per unit) and (ii) a deferred non-accountable expense allowance equal to 1% of the gross proceeds of this offering (excluding the proceeds from any exercise of the over-allotment option), or approximately $540,000. In the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Offering, or 24 months from the consummation of the Offering if certain extension criteria have been satisfied (the “Acquisition Period”), these fees, held in the Trust Account, will be distributed to the Company’s public stockholders, excluding the Founding Stockholders to the extent of their initial stock holdings
The Company also issued, for $100 to Wedbush Morgan Securities Inc., the representative of the underwriters, an option to purchase up to a total of 450,000 units, consisting of one share of common stock and two warrants, at $7.50 per unit, commencing on the later of the consummation of the business combination and one year after August 25, 2005 (date of the final prospectus for the Offering) and expiring five years after this date. The warrants underlying such units have terms that are identical to those issued in the Offering, with the exception of the exercise price, which is $6.65 per warrant. The purchase option also contains a cashless exercise feature that allows the holder or holders of the purchase option to receive units on a net exercise basis. In addition, the purchase option provides for registration rights that permit the holder or holders of the purchase option to demand that a registration statement be filed with respect to all or any part of the securities underlying the purchase option within five years of the completion of the Offering. Further, the holder or holders of the purchase option are entitled to piggy-back registration rights in the event the Company undertakes a subsequent registered offering within seven years of the completion of the Offering.
The sale of the option has been accounted for as a cost attributable to the Offering. Accordingly, there is no net impact on the Company’s financial position or results of operations, except for the recording of the $100 proceeds from the sale. The Company has estimated, based upon a Black Scholes model, that the fair value of the option on the date of sale would be approximately $1,906,382, using an expected life of five years, volatility of 94.4% and a risk-free rate of 4.12%. However, because the units do not have a trading history, the volatility assumption is based on the information currently available to management. The volatility assumption is derived by averaging five-year historical stock prices for a representative sample of 20 technology, media or telecommunications companies with market capitalizations below $500 million, which management believes is a reasonable benchmark to use in estimating the expected volatility of the unites after the consummation of the business combination. Although an expected life of five years was used in the calculation, if the Company does not consummate a business combination within the prescribed time period and the Company liquidates, the option will become worthless.
Note D — Notes Payable to Stockholders
The Company issued two $75,000 unsecured promissory notes to two of the Founding Stockholders of the Company on April 12, 2005. The notes bear interest at 4% per annum and are payable on the earlier of April 11, 2006 or the consummation of the Offering. The notes together with accrued interest thereon of $2,301 were repaid on September 2, 2005. Due to the related party nature of the note, the fair value of the notes is not reasonably determinable.
Note E — Related Party Transaction
The Company has agreed to pay Innovation Interactive LLC a related party and privately-held advertising company where certain of the Founding Stockholders serve in executive capacities, an administrative fee of $7,500 per month for office space and general and administrative services from the effective date of the Offering through the acquisition date of a target business.
Note F — Commitment and Contingencies
In connection with the Offering, the Company paid the underwriters a fee of 4% of the gross offering proceeds. The Company has agreed to pay an additional 2% fee of the gross offering proceeds and a 1% expense allowance of the gross offering proceeds (excluding the over-allotment option) to the underwriters as an additional underwriting discount payable only upon the Company’s successful consummation of a Business Combination (See Note C).
Note G — Common Stock Reserved for Issuance
At August 31, 2005, 19,350,000 shares of common stock were reserved for issuance upon exercise of redeemable warrants and the underwriter’s option.